Exhibit 99.1

NEWS	FOR FURTHER INFORMATION

FOREST OIL CORPORATION	CONTACT: PATRICK J. REDMOND

707 17th STREET, SUITE 3600

DIRECTOR - INVESTOR RELATIONS

DENVER, COLORADO 80202	303.812.1441

FOR IMMEDIATE RELEASE

FOREST OIL CLOSES ROCKIES DIVESTITURE PACKAGE;

UPDATES FOURTH QUARTER 2008 PRODUCTION GUIDANCE

AND DERIVATIVE PORTFOLIO

DENVER, COLORADO – November 25, 2008 - Forest Oil Corporation (NYSE:FST) (Forest or the Company) today announced that it has closed its previously announced sale of certain operated and non-operated oil and gas properties in the Rockies, including its assets in the Niobrara and San Juan basins and various properties in Wyoming and Utah.  Forest received total cash proceeds of $200 million for the assets.  In addition, Forest announced that its syndicate of banks reaffirmed the company’s borrowing base available under its Credit Facility at $1.8 billion after the sale of the assets.

As a result of the sale, Forest estimates its fourth quarter production will average 568 – 583 MMcfe/d, reflecting the loss of one month of production from these assets.

NATURAL GAS AND OIL DERIVATIVES

Since the press release on November 3, 2008, Forest has increased its 2009 natural gas NYMEX hedge position by 55% to 170 Bbtu/d.  As of November 25, 2008, Forest had natural gas and oil derivatives in place for 2008, 2009 and 2010 covering the aggregate average daily volumes and weighted average prices shown below:

	Remainder 2008		2009		2010
Natural gas swaps:
Contract volumes (Bbtu/d)	70.0	(1)	130.0	(2)	—
Weighted average price (per MMBtu)	$9.02		8.74		—

Natural gas collars:
Contract volumes (Bbtu/d)	110.0	(1)	40.0		—
Weighted average ceiling price (per MMBtu)	$9.18		9.76		—
Weighted average floor price (per MMBtu)	$7.51		7.31		—

Weighted average ceiling price (per MMBtu)	$9.12		8.98		—
Weighted average floor price (per MMBtu)	$8.10		8.40		—

Oil swaps:
Contract volumes (MBbls/d)	6.5		4.5		1.5
Weighted average price (per Bbl)	$69.72		69.01		72.95

(1)                                  10.0 of the 70.0 Bbtu/d of natural gas swaps and 30.0 of the 110.0 Bbtu/d of natural gas collars are subject to a put of $6.00 per MMBtu.

(2)                                  10.0 of the 130.0 Bbtu/d of natural gas swaps are subject to a put of $6.00 per MMBtu.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Forest assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this press release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forest cautions that its future natural gas and liquids production, revenues and expenses and other forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and development and production and sale of oil and gas.

These risks include, but are not limited to, price volatility, inflation or lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, economic conditions and other risks as described in reports that Forest files with the Securities and Exchange Commission (SEC), including its 2007 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Also, the financial results of Forest’s foreign operations are subject to currency exchange rate risks. Any of these factors could cause Forest’s actual results and plans to differ materially from those in the forward-looking statements.

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Forest Oil Corporation is engaged in the acquisition, exploration, development, and production of natural gas and liquids in North America and selected international locations.  Forest’s principal reserves and producing properties are located in the United States in Arkansas, Louisiana, New Mexico, Oklahoma, Texas, Utah, and Wyoming, and in Canada.  Forest’s common stock trades on the New York Stock Exchange under the symbol FST.  For more information about Forest, please visit its website at www.forestoil.com.

November 25, 2008